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                                                                      Exhibit 10


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Post-Effective Amendment No. 2 to Registration Statement No. 333-88405 on Form N-1A of our reports dated February 20, 2002 for Mercury Aggregate Bond Index Fund (the "Fund") and February 19, 2002 for Master Aggregate Bond Index Series, both appearing in the December 31, 2001 Annual Report of the Fund, and to reference to us under the caption "Financial Highlights" in the Prospectus, which is part of such Registration Statement.



/s/ Deloitte & Touche LLP

New York, New York
April 24, 2002